CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 dated the date hereof (the “Registration Statement”) of Helius Medical Technologies, Inc. (formerly NeuroHabilitation Corporation) (the “Company”) of our report dated January 30, 2015 relating to the financial statements of the Company as of March 31, 2014 and 2013, for the year ended March 31, 2014, for the period from inception on January 22, 2013 to March 31, 2013 and for the period from inception on January 22, 2013 to March 31, 2014.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

May 14, 2015